UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         January 28, 2009

Advanced Photonix, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

On January 28, 2009, Picometrix, LLC (the “Company”), a wholly-owned subsidiary of Advanced Photonix, Inc., executed an Amended and Restated Promissory Note (Line of Credit) (the “Note”), effective and dated January 26, 2009, promising to pay the Michigan Economic Development Corporation (“MEDC”) the principal sum of up to $1,200,000.  The Note was issued pursuant to that certain Loan Agreement dated September 15, 2005, a copy of which was filed with the Securities and Exchange Commission on a Form 8-K on September 16, 2005.

As amended, the Note provides that the Company shall have no obligation to make any payment of principal or accrued interest until October 1, 2009 and provides that amortized principal and accrued interest shall be paid commencing on October 1, 2009 and on the first business day of each of the following thirty-five months; interest shall accrue on the restated principal after each such payment.  The outstanding balance of the Note bears interest at a per annum rate of 7%.

The description of the Note is qualified in its entirety by reference to the copy of the Note filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

10.1	Amended and Restated Promissory Note dated January 28, 2009 by Picometrix, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/Richard D. Kurtz
Richard D. Kurtz, Chief Executive Officer

Dated:  January 30, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amended and Restated Promissory Note dated January 28, 2009 by Picometrix, LLC.